UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 3, 2013

TNI BioTech, Inc.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

___________	20-1968162
(Commission File Number)	(IRS Employer Identification No.)

6701 Democracy Boulevard, Suite 300, Bethesda, Maryland 20817
(Address of principal executive offices) (Zip Code)

(888) 613-8802
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dr. Ronald Herberman, TNI BioTech Inc.'s (“TNIB” or the “Company”) Senior Vice President of Research and Development and Chief Medical Officer, unexpectedly passed away on Saturday, June 1, 2013, at the age of 72. Dr. Herberman served as an officer of the Company since September 2012.

While searching for a new chief medical officer, the board of directors has appointed an interim team to continue with the development of the Company’s drug therapies and clinical trials programs. While TNI BioTech will feel the loss of Dr. Herberman, management and medical staff remain deeply committed to continuing his vision and therapies. Management believes that Dr. Herberman leaves behind a highly qualified and capable staff and team.

TNI BioTech expects to fill the chief medical officer position with one of many qualified candidates that have been under consideration for other key positions in the company. Until then, the medical team will be led by Dr. Joseph Fortunak, a strategic advisor to TNI BioTech. Dr. Fortunak brings decades of biotech experience, which includes formerly serving as the director and head of global chemical development at Abbott Laboratories. Dr. Fortunak will be joined on the interim team by Dr. Angus Dalgleish, a member of TNI BioTech’s medical advisory board and chair of the Oncology Department at St. George's University of London. The team will also include Dr. Nicholas Plotnikoff, non-executive chairman, Dr. Eugene Youkilis, the company’s president, and Ms. Annie Foster, the vice president of clinical and regulatory affairs.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNI BioTech, Inc.

Date: June 3, 2013	By:	/s/ Noreen Griffin
Noreen Griffin
Chief Executive Officer

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